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                               Exhibit 5.2


                                         June 14, 1999


AFLAC Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

     Re:   Post Effective Amendment No. 1 Registration Statement on Form S-3

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of AFLAC Incorporated, a Georgia corporation (the "Company"). The Company is filing a Post-Effective Amendment No. l Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to 9,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Company (the "Shares") issuable pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, I have reviewed such documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon representations or certificates of the officers and directors of the Company.

     I am a member of the State Bar of Georgia and I express no opinion as to the laws of any other jurisdiction.

     Based upon the foregoing, and subject to the qualifications set forth herein, I am of the opinion that the Shares have been duly and validly authorized and when the certificates for the Shares have been duly executed, delivered and paid for in accordance with the Plan, the Shares will be duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of my name in the Prospectus that is a part of the Registration Statement.

                                         Very truly yours,


                                         /s/ Joey M. Loudermilk
                                         ---------------------------
                                         Joey M. Loudermilk
                                         Senior Vice President and
                                         General Counsel